As filed with the Securities and Exchange Commission on March 14, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-8

EMTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0273300
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Diamond Road
Springfield, New Jersey 07081
(Address of principal executive offices) (Zip Code)

Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan
(Full title of the Plan)

Dinesh R. Desai
Chief Executive Officer
Emtec, Inc.
11 Diamond Road
Springfield, New Jersey 07081
(Name and address of agent for service)

(973) 376-4242
(Telephone number, including area code, of agent for service)

With a copy to:
Stephen M. Leitzell, Esq.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania  19104
(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [   ]                                                                           Accelerated filer                    [   ]
Non-accelerated filer    [   ]                                                                           Smaller reporting company  [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share Price (2)	Proposed Maximum Aggregate Offering (2)	Amount of Registration Fee
Common Stock of Emtec, Inc., par value $0.01 per share (“Common Stock”).	7,000,000	$0.61	$4,270,000	$495.75
Total	7,000,000	$0.61	$4,270,000	$495.75

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)
A maximum offering price of $0.61 was estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, based upon the average high and low prices of Common Stock on March 10, 2011, as reported on the Over The Counter Bulletin Board.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement registers additional securities of the same class as other securities for which registration statements on Form S-8 of the Registrant relating to the Plan are effective.  The original registration statement on Form S-8 for the Plan (File No. 333-136355) was filed on August 7, 2006 and registered 1,400,000 shares of Common Stock.  On November 9, 2009, the Company filed a second registration statement on Form S-8 for the Plan (File No. 333-163004) registering an additional 1,143,207 shares of Common Stock.  This Registration Statement registers an additional 7,000,000 shares of Common Stock under the Plan.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the registration statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 7, 2006 (File No. 333-136355) (excluding Item 6 thereof, which shall not be incorporated by reference) and on November 9, 2009 (File No. 333-163004), in each case, in connection with the Plan.

Item 8.	Exhibits.

The following exhibits filed herewith are incorporated by reference as part of this Registration Statement:

3.1	The Registrant’s Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, filed with the Commission on May 22, 2001).

3.2	The Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 15, 2010).

3.3
The Registrant’s Certificate of Amendment of Certificate of Incorporation, as amended (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 26, 2011).

4.1	Certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, filed with the Commission on May 22, 2001).

5.1	Opinion of Dechert LLP as to the legality of the securities being registered.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

23.2	Consent of McGladrey & Pullen, LLP.

24.1	Power of Attorney (included on signature pages to this Registration Statement and incorporated herein by reference).

99.1	The Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed by the Registrant on April 20, 2006).

99.2
Amendment No. 1 to the Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed by the Registrant on December 29, 2008).

99.3
Amendment No. 2 to the Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed by the Registrant on December 28, 2010).

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

1.                                       to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.                                          to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.                                       to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.                                    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of  the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2.                                       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of New Jersey, on the 14 day of March, 2011.

EMTEC, INC.

By:	/s/ Dinesh R. Desai
Name: Dinesh R. Desai
Title: Chief Executive Officer, President and Chairman

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dinesh R. Desai, his attorney-in-fact and agent, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dinesh R. Desai	Chief Executive Officer, President and Chairman (principal executive officer)	March 14, 2011
Dinesh R. Desai

/s/ Gregory P. Chandler	Chief Financial Officer and Director (principal financial officer)	March 14, 2011
Gregory P. Chandler

/s/ Sam Bhatt	Chief Accounting Officer (principal accounting officer)	March 14, 2011
Sam Bhatt

/s/ Gregory L. Cowan	Director	March 14, 2011
Gregory L. Cowan

/s/ Robert Mannarino	Director	March 14, 2011
Robert Mannarino